Exhibit 10.26

Product marketing cooperation agreement

Party A: Shenzhen Baseman Precision Instrument Co., Ltd.

Authorized person: Cao Haizhu.

Address: Floor 8, Yifang Building, No.315 Shuangming Avenue, Guangming Street, Guangming District, Shenzhen

Tel: 0755-26411423

Party B: Shenzhen Zhongyu Medical Technology Co., Ltd.

Legal Representative: Du Dongxu.

Address: Room 1410, West Tower, Nanshan Digital Cultural Industry Base, Nanshan District, Shenzhen

Tel: 13927435306

According to the laws of People's Republic of China (PRC), Party A and Party B, through consultation, follow the principles of voluntariness, equality, fairness and good faith, and on the basis of mutual benefit, for the purpose of mutual benefit, enter into the following contract terms on matters related to Party B's sales of Party A's ultrasonic Doppler blood flow series products in Shenzhen, Guangdong Province, so that they can abide by them together.

Article 1 Mode and duration of cooperation

1、Party A authorizes Party B to act as the sales agent of the only hospital line in Shenzhen within the validity period of this agreement, and sell Party A's Doppler Blood Flow series products as an agent. Party B has the right to sell hospital products in the agency area.

2、Party A and Party B are independent contract parties only with the product agency relationship authorized by Party A.. As an agent, Party B shall meet the following requirements:

2. Party B is willing to accept Party A's audit, supervision and guidance;

2.2 Party B's sales agency franchise fee is RMB 30,000. On the date of signing this agreement, Party B pays RMB 30,000 in advance to Party A as the down payment, which is the brand usage fee during the agency period. The down payment can be deducted as the payment after the expiration of the cooperation and the completion of the first year's sales task (the deduction time is after the expiration of the cooperation between both parties); otherwise, this down payment will be converted into franchise fee.

2.3 When developing sales agents, Party B shall comply with the above provisions, except for different initial fees. Party B's agency authority shall not be transferred without Party A's written seal. All sales agents in Shenzhen developed by Party B shall sign a sales agreement with Party B, but Party B shall report a copy of the agreement to Party A within three working days after signing the sales agreement; If the agent recommended by Party B signs the purchase directly with Party A, the agent's purchase will be regarded as Party B's purchase, and it will be counted into Party B's performance in the assessment.

3、During the cooperation period, the purchase price of Party B comes from the price list of Doppler Blood Flow products negotiated by Party A and Party B, and the price list is attached to this contract. Party B shall not do anything that violates Party A's regulations and affects Party A's brand, otherwise Party A has the right to cancel Party B's agency authority and preferential purchase right.

4、As Party B's authorized municipal sales agent, the amount of delivery in the first year shall not be less than 300,000 yuan (after deducting the balance after return), and the amount of delivery in the second and third years shall be discussed separately, but the amount of delivery shall not be less than 300,000 yuan. If it is lower than the minimum amount of delivery, Party A has the right to unilaterally terminate the agency agreement or adjust the agency requirements at any time.

5、In the case of renewal by both parties, when Party B completes the annual delivery amount of more than 300,000 yuan in the first year, Party A will take 5% of the annual delivery amount as the sales discount, and deduct it in the second year. If the first year's delivery amount exceeds 500,000 yuan, 10% of the completed delivery amount will be taken as a sales discount, which will be deducted in the second year's delivery. This part of the sales discount cannot be withdrawn or transferred, and can only be used when picking up the goods.

6、During the agency period, Party B shall host or participate in at least three local academic exchange meetings in which Party A's products are exposed at its own expense every year, which will be used as the index of the next year's agency assessment. Party B is obliged to recommend experts with medical qualifications to Party A's software platform to sign up and settle in during the agency period.

7、The term of the cooperation intention agreement is three years. This agreement is valid from January 01, 2022 to December 31, 2024, and the terms of cooperation between both parties are signed once a year. After the expiration of each year, both parties negotiate and sign the terms of cooperation such as the annual delivery amount.

8、After signing the cooperation agreement, Party B will pay the initial fee of sales agent RMB 30,000 to Party A within seven days, and the agreement will come into effect.

Article 2 Quality of goods

Party A guarantees that the quality of the supplied goods meets the national standards and reaches the standards defined in the instructions attached to the goods, otherwise Party A will assume the responsibilities caused by quality problems.

Article 3 Purchase and transportation

1、If Party B purchases goods, the written Purchase List issued by Party B shall prevail, and the purchase list shall include the product name, specification, model, quantity, delivery time, etc. The Sales Contract signed by both parties shall be subject to the terms of the contract.

2、The place of delivery is the place where Party B is located, and the specific place is subject to the one indicated in the Sales Contract.

3、In principle, when the goods are sent by Party A to Party B, the receiving place is the address designated by Party B, and Party A is responsible for transportation and bears the freight; If the goods are sent by Party B to Party A, Party B shall be responsible for the transportation and bear the freight, and the transportation method shall be selected by the transportation party according to the actual situation. The time of shipment is subject to the time indicated on the shipping documents.

4、Party B shall inspect the product quality within three days after receiving the goods. If the product quality and packaging do not meet the quality standards within three days, Party A shall unconditionally replace the goods.

Article 4 Sales support

1、Sales materials: Party A shall provide relevant sales materials of products, and cooperate with Party B to complete the sales of Party A's products with manufacturer's authorization materials.

2、All-round training system: Party A will provide Party B's sales staff with professional lecturers to provide all-round distance or face-to-face training within three times, including but not limited to product knowledge training and sales skills.

3、After-sales service: Party A provides Party B's personnel with one free professional after-sales technical training, so that Party B can better serve customers.

Article 5 Sales promotion, publicity and advertising

1、Party B shall collect information, win customers and try its best to promote the promotion and sales of products.

2、If Party B needs to lead the advertising campaign of large-scale product promotion activities, and Party A should share the expenses, Party B shall explain the specific executable and implemented scheme to Party A in writing before the promotion, and after Party A studies and agrees, the proportion of expenses will be determined jointly. For the first time, Party A can provide three annual academic exchange expenses, such as three activities of orthopedics, endocrinology, burns and other related products.

3、Party A shall formulate the overall advertising plan and other regulations, implement the product advertising plan and publish advertisements; Party B shall, according to Party A's requirements, publish promotional advertisements in the agency area, carry out promotional activities and implement them after Party A's approval.

4、Party B shall implement Party A's requirements for advertising activities, and shall not publish advertisements in violation of regulations.

Article 6 Business report

1、In order to improve the quality of products and services, Party B shall promptly record and inform Party A after receiving customers' opinions and complaints about products, and both parties shall make joint efforts to improve Party A's market popularity.

2、Party B shall try its best to provide Party A with information on the market and competition of commodities, and send Party A a work report every quarter. Party A shall provide Party B with necessary information including sales, price list, technical documents and advertising materials.

Article 7 Supervision and training

During the term of this contract, Party A shall regularly or irregularly provide guidance, inspection and supervision to Party B's business activities without affecting Party B's normal business. Party B shall follow the advice and guidance of Party A or its appointed supervisor in the business process. Party A shall continuously provide Party B with the necessary marketing, service or technical guidance for business operation, and provide necessary assistance to Party B.. When Party B has after-sales service requirements, Party B shall notify Party A of the service requirements and contents in writing, and Party A shall give a reply within 24 hours after receiving the notice from Party B to confirm the service contents and time.

Article 8 Intellectual property

Party A permits Party B to use the trademarks, patents, copyright and so on, the license method is ordinary license. The above-mentioned general license right enjoyed by Party B is only applicable to the business purpose of Party B selling Party A's products as an agent within the agency territory. If Party B finds any illegal acts that a third party infringes on Party A's intellectual property rights or harms Party A's interests, Party B shall truthfully report to Party A.. Party B shall not compete with Party A or help others to compete with Party A, nor shall Party B manufacture agency products or products similar to consignment, nor profit from any enterprise competing with Party A.

Article 9 Termination of the contract

1. If Party A commits any of the following acts, Party B has the right to unilaterally terminate the contract by written notice, and the notice of termination will take effect when it reaches Party A:

1.1 Party B suffers economic losses because it fails to comply with the mandatory provisions of laws and regulations on agent qualification when signing this contract;

1.2 When this contract is signed, it does not possess or loses the ownership or use right of relevant intellectual property rights within the validity period of this contract, resulting in a third party claiming relevant rights to Party B;

1.3 Stop supplying products to Party B for no reason, and Party B still fails to make corrections within 30 days after urging;

2. If Party B commits any of the following acts, Party A has the right to unilaterally terminate the contract by written notice, and the notice of termination will take effect when it reaches Party B:

2.1 A large number of complaints caused by management and service problems or being exposed and criticized by major media have seriously damaged the goodwill of Party A's operating system;

2.2 Transfer this contract in whole or in part without the prior written consent of Party A (Party B's development agent is not regarded as transferring this contract in whole or in part);

2.3 disclosing Party A's business secrets to a third party;

2.4 Deliberately report wrong or misleading information to Party A;

2.5 If Party B fails to make any payment under this contract for more than 30 days, it still fails to make corrections.

2.6 Party B distributes and represents the Doppler blood products of Party A's competitors.

Article 910 Change and termination of the contract

1. In order to meet the needs of market competition, both parties can make appropriate changes to this contract through negotiation.

2. This contract is terminated due to the following circumstances:

2.1 When the contract term expires, Party A and Party B will not renew this contract;

2.2 Party A and Party B terminate this contract by written agreement;

2.3 The purpose of the contract cannot be achieved due to force majeure;

2.4 Before the expiration of the contract term, one of the parties clearly indicated or indicated by his own behavior that he did not perform the main obligations of the contract;

2.5 One of the parties delays to perform the main obligations of the contract, but fails to perform it within a reasonable time after being urged;

2.6 The parties have other breach of contract or illegal acts, resulting in the failure to achieve the purpose of the contract;

2.7 One party declares bankruptcy or dissolution;

2.8 The court, government and other administrative actions require the agent to terminate its business.

Article 11 Keep secret

Party A and Party B promise to keep confidential the documents and materials (including trade secrets, company plans, operating activities, financial information, technical information, business information and other trade secrets) that belong to the other party and can't be obtained through public channels, which are learned during the discussion, signing and execution of this Agreement. Without the consent of the original provider of the materials and documents, the other party shall not disclose all or part of the trade secret to any third party. Unless otherwise stipulated by laws and regulations or agreed by both parties.

Article 12 Responsibility for breach of contract

1、Party A and Party B shall strictly perform the terms stipulated in the contract. If one party breaches the contract, the breaching party shall bear the liability for breach of contract according to the contract.

2. Once the product is sold, if the purpose of the contract cannot be achieved due to serious quality problems, Party B shall not apply for return, and Party B may require Party A to repair it according to the agreement. However, Party A will not assume any responsibility for the quality problems caused by Party B or other human factors or the products themselves.

3. If the payment is not made in advance and then delivered, the ownership of the goods stipulated in this contract still belongs to Party A before Party B pays off the payment, and Party A has the right to take back the goods at any time. Meanwhile, before this, Party B shall properly keep the goods and ensure that they are intact. If there is any damage, Party B shall compensate Party A according to the price of the goods agreed in the contract. If the amount is not enough to make up for the losses, it shall also compensate Party A for all losses.

4. If Party B's breach of this contract causes losses to Party A, Party B shall be liable for compensation, and at the same time shall bear the expenses incurred by Party A to safeguard its legitimate rights and interests (including but not limited to attorney fees, guarantee fees, appraisal fees, notary fees, legal fees, etc.).

5. If Party B cancels or changes the order without authorization, it shall pay 20% of the order price as liquidated damages and compensate Party A for all losses such as stocking, labor and profit.

Article 13 Force majeure

If either party of this contract fails to perform all or part of its obligations under this contract due to force majeure events, the performance of this obligation shall be suspended during the period when the force majeure events hinder its performance.

The party claiming to be affected by the force majeure event shall notify the other party of the occurrence of the force majeure event in writing within the shortest possible time, and provide the other party with appropriate evidence about the force majeure event and its duration, and written information that the contract cannot be performed or needs to be postponed within seven working days after the occurrence of the force majeure event. The party claiming that the force majeure event makes its performance of this contract objectively impossible or impractical, and has the responsibility to make all reasonable efforts to eliminate or mitigate the impact of such force majeure events.

In case of force majeure, both parties shall immediately decide how to implement this contract through friendly negotiation. After the force majeure event or its influence is terminated or eliminated, both parties shall immediately resume their respective obligations under this contract. If the force majeure and its influence can't be terminated or eliminated, and either party of the contract loses the ability to continue to perform the contract, both parties may terminate the contract or temporarily delay the performance of the contract through negotiation, and the party encountering the force majeure will not be responsible for this. If force majeure occurs after the delay of performance, the parties concerned cannot be exempted from liability.

The "Force Majeure" referred to in this contract refers to any event which is beyond the reasonable control of the affected party, unforeseeable or even predictable, inevitable and insurmountable, and occurs after the signing date of this contract, making the performance of this contract in whole or in part objectively impossible or impractical. Such events include, but are not limited to, natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as wars (whether war has been declared or not), unrest, strikes, government actions or legal provisions, etc.

Article 14 Special agreement

1、Except for the termination of the Contract due to the reason of Paragraph 1 of Article 10 of this Agreement, if the Contract is terminated under any other circumstances, the payment made by Party B will not be refunded.

Article 15 Dispute resolution

Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation. If negotiation fails, either party can bring a lawsuit to the people's court where Party A is located.

Article 16 Other

1. All notices to be issued during the performance of this contract and the document exchanges between both parties must be in written form, which can be delivered by letter, fax, face to face, etc. The address and contact information of notification and delivery shall be subject to the information in the signing column of this contract. If one party changes its mailing address or contact information, it shall notify the other party in writing within ten days from the date of the change, otherwise, the non-notified party shall bear the corresponding responsibilities arising therefrom.

2. This contract shall come into force as of the date of the seal of both parties or the signature of the legal representatives of both parties. It is made in duplicate, one for each party, with the same legal effect. The scanned and faxed copies are as valid as the original.

3. Matters not covered in this contract shall be implemented in accordance with relevant laws and regulations. If there are no provisions in laws and regulations, Party A and Party B can reach a written supplementary contract. The annexes and supplementary contracts of this contract are integral parts of this contract and have the same legal effect as this contract.

Party A (seal):	Party B (seal):

Legal representative/authorized representative:	Legal representative/authorized representative:

Signing date: year month day

Attached is the price list (all the above prices are quoted with value-added tax)

product name	product model	Daishi	Dealer price	Market lowest Selling price
blood flow detector	BV-520	2,980.00	2,980.00	2,980.00
	BV-520TTFT(D)	4,980.00	4,980.00	4,980.00
	BV-520TTFT(S)	7,980.00	7,980.00	7,980.00
	BV-520T+	15,840.00	19,800.00	59,400.00
	BV-520P+	25,440.00	31,800.00	98,000.00
	BV-620VPTFT	27,040.00	33,800.00	101,400.00
	BV-650	63,840.00	79,800.00	239,400.00
	BV-520 sugar sieve box	5,980.00	5,980.00	17,940.00
	BV-520TTFT(D) with sugar sieve box	7,980.00	7,980.00	23,940.00
	BV-520T (two-way) with sugar sieve box	10,980.00	10,980.00	32,940.00
	BV-620VP (two-way) with sugar sieve box	36,800.00	36,800.00	110,400.00
	BV-650 (two-way) with sugar sieve box	82,800.00	82,800.00	248,400.00
	BV-520P+ sugar sieve box	34,800.00	34,800.00	104,400.00
	Sugar boxes are sold separately.	4,800.00	4,000.00	6,000.00

software	BV-520T Series /620V Series PC Software (model: BV-520T/BV-620V/BV-620VP)	3,000.00	3,500.00	6,000.00
	Advanced blood flow Doppler system BV-650PC software	3,000.00	3,500.00	6,000.00